37 Healthcare Services 2013 2014 2015 2016 2Q’17 HSA investment assets as % of total healthcare deposits & assets 7.4% 8.3% 9.2% 8.7% 10.9% HSA deposits as % of total UMB deposits 4.4% 6.2% 7.8% 9.7% 11.8% +35.8% June 30, 2017 vs. June 30, 2016 Healthcare Deposits & Assets End-of-period balances; $ in millions $2,137M $1,765M $1,292M $918M $642M Exhibit 99.2